UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2014 (May 13, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2014, we issued a press release announcing our financial results for our third fiscal quarter ended March 31, 2014. The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders of Overland Storage, Inc. was held on May 13, 2014. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors.

	FOR	WITHHOLD	BROKER NON-VOTE
Daniel J. Bordessa	61,243,332	1,639,258	13,741,601
Robert A. Degan	61,243,232	1,639,358	13,741,601
Joseph A. De Perio	61,243,232	1,639,358	13,741,601
Nils Hoff	61,213,232	1,669,358	13,741,601
Eric L. Kelly	60,242,465	2,640,125	13,741,601
Vivekanand Mahadevan	61,243,232	1,639,358	13,741,601
Scott McClendon	59,866,787	3,015,803	13,741,601

Proposal 2: Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
76,576,396	36,752	11,043	0

Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, referred to as “say-on-pay.”

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
60,045,531	2,734,996	102,063	13,741,601

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1  Press release dated May 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: May 15, 2014	By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer